UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________
Date of Report (Date of earliest event reported): March 18, 2009

Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 18, 2009, Luby's, Inc. (the "Company") entered into an amendment to the Credit Agreement dated July 13, 2007 between the Company and , the lenders party thereto,  Wells Fargo Bank, National Association, as  Administrative Agent; and Amegy Bank, National Association, as Syndication Agent.

This amendment was unanimously approved by the Company's Finance and Audit Committee, which is comprised solely of independent directors.

The foregoing description of the amendment to the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the amendment to the Credit Agreement, copy of which is attached as Exhibits 4.1 to this Form 8-K and are incorporated herein by reference.

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 18, 2009, the Company released a press release announcing the results of the second quarter ended February 11, 2009.  A copy of that release is attached as Exhibit 99.1.  The information and exhibit furnished under Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 4.1	Amendment No. 1 dated March 18, 2009 to Credit Agreement dated July 13, 2007, among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent , and Amegy Bank, National Association, as Syndication Agent

Exhibit 99.1	Luby’s Press release dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	March 18, 2009	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amendment No. 1 dated March 18, 2009 to Credit Agreement dated July 13, 2007, among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and Amegy Bank, National Association, as Syndication Agent

99.1	Luby’s Press Release dated March 18, 2009